UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported):  January 17, 2011

ITT EDUCATIONAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13144	36-2061311
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

13000 North Meridian Street
Carmel, Indiana 46032-1404
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 706-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The following information is provided pursuant to Sub-item (e) of Item 5.02:

On January 17, 2011, the Compensation Committee of the Registrant’s Board of Directors authorized a salary increase for the Registrant's named executive officers effective March 28, 2011.  The named executive officers are those executive officers of the Registrant who will be included as such in the Proxy Statement for the Registrant’s 2011 Annual Meeting of Shareholders.  The following table sets forth the 2011 base salary information for each of the Registrant's named executive officers as of March 28, 2011.

Named Executive Officer	2011 Salary
Kevin M. Modany	$788,250
Daniel M. Fitzpatrick	$332,000
Clark D. Elwood	$327,000
Eugene W. Feichtner	$302,500
June M. McCormack	$270,000

On January 17, 2011, the Compensation Committee of the Registrant's Board of Directors approved the payment of a 2010 annual bonus award in cash to each of the Registrant's named executive officers based on the previously-described 2010 Executive Bonus Parameters, as follows:

Named Executive Officer	2010 Annual Bonus Amount
Kevin M. Modany	$480,625
Daniel M. Fitzpatrick	$131,625
Clark D. Elwood	$129,594
Eugene W. Feichtner	$110,625
June M. McCormack	$98,625

On January 17, 2011, the Compensation Committee of the Registrant’s Board of Directors also approved the following executive perquisites in 2011 for the Registrant’s named executive officers:

•	for Mr. Modany, the use of a company car;

•	for Mr. Modany, an allowance to be used for tax return preparation and financial planning of up to 2% of annualized base salary as of March 28, 2011;

•
for Messrs. Fitzpatrick, Elwood and Feichtner and Ms. McCormack, an allowance to be used for tax return preparation and financial planning of up to 1% of annualized base salary as of March 28, 2011; and

•	for each of the Named Executive Officers:

•	tickets to sporting, theater and other events;

•	enhanced disability benefits; and

•	an annual physical examination.

The aggregate incremental cost to the Registrant in 2011 for providing all of the 2011 perquisites described above is not expected to exceed $125,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2011

ITT Educational Services, Inc.

By:  /s/ Christine G. Long
       Name: Christine G. Long
       Title: Senior Vice President, General
Counsel and Secretary